VYSTAR CORPORATION 8-K

Exhibit 99.1

Vystar Names Furniture Industry Leader Steve Rotman as CEO; Appoints 3 Board Members

Vystar Moves Headquarters to Worcester, Mass.

Atlanta, GA and Worcester, MA - December 20, 2017 -- Vystar Corporation (OCT Pink: VYST) today announced the appointment of Steven Rotman as its Chief Executive Officer and member of the Board of Directors, appointment of three new members to its Board of Directors and relocation of its headquarters to Worcester, Massachusetts, effective immediately.

Vystar Corp. has appointed Rotmans Furniture President Steve Rotman as CEO.

Steve Rotman Appointed CEO

Mr. Rotman brings extensive management experience to Vystar. He has been President and CEO of Rotmans, one of the oldest and largest, furniture and carpet retailers in New England, for more than 40 years.  In addition he is the founder and managing partner of NHS Holdings, a company that in 2015 became the exclusive distributor of Vytex™ natural rubber latex foam in the U.S. and laid the groundwork for Vytex’s entrance to the home furnishings industry.

“I’m looking forward to working with the Vystar team and its partners in this new role to unleash Vystar’s sales and profitability potential,” stated Steve Rotman. “Vystar’s management, largest creditors, partners, NHS Holdings and major shareholders have worked together over the past six months to formulate a three-pronged strategic plan that would create a sustainable model to bring greater value to all Vystar shareholders. The three strategies are 1) revise Vystar’s business model to enhance revenues beyond Vytex as a pure commodity, 2) augment product offerings, profit margins, and revenues through acquisition, and 3) add depth to senior management.”

Rotman added, “We will be reviewing potential asset purchases to enhance our balance sheet, and will be aggressively pursuing innovative new higher margin product lines that can increase Vystar revenue. At the same time, we plan to pay off the approximately $3 million in short and long-term debt and payables.”

William Doyle, Vystar’s previous CEO and Chairman, will continue with Vystar as a Product Development Consultant and has relinquished his seat on the Board of Directors.

“I have enjoyed working with Steve and look forward to seeing Vystar grow to the next level under his direction,” said William Doyle. “I see Vystar’s future in making products with foam and incorporating the retail marketing and advertising approach, which Steve has used with Rotmans very successfully. I will continue to work with Dr. Ranjit Matthan, Vystar Board member and Director of R&D, to further develop new products. I’m excited to be pursuing the development of products to go into other retail markets that we can produce on an OEM basis.”

Headquarters Move to Worcester, Mass.

Vystar headquarters will move to Worcester, Mass., where it will be co-located with NHS Holdings. The transition will be seamless, as Vystar’s warehouse and distribution center are already located in Worcester, and the production and manufacturing of latex occur overseas.

Three New Board of Directors Members

In addition to Steven Rotman, Vystar has appointed Bryan Stone, M.D., and Joseph Allegra, PhD., to its Board of Directors. Dr. Stone has advised Vystar over the past years relating to product development for the healthcare industry and brings to the board an understanding of the challenges of new product development for start-up companies. He is the Chairman of Medicine at Desert Regional Medical Center in Palm Springs, Calif., and is the Medical Director at multiple DaVita Dialysis Centers. He is also an entrepreneur, serving as the Interim CEO of Fluid Energy Conversion, Inc., a firm specializing in molecular fluid mechanics, specifically high efficiency mass producible energy conversion technologies.

Dr. Allegra has followed Vystar’s progress for numerous years and has assisted as an investment advisor and investor, providing insight into positioning the company to attract investors, particularly in the healthcare sector. He currently is an Instructor of Epidemiology and Biostatistics at the University of Georgia and an Investment Advisor at Lincoln Lee Investments in Atlanta. Previously he was a Senior Drug Safety Associate at Genentech.

“We welcome Drs. Stone and Allegra as valuable additions to Vystar’s Board who bring solid expertise in the healthcare, investment and technology arenas,” noted Mr. Rotman. “Their insight into the wants and needs of these industries will help us fine tune our business as well as product development for items such as medical exam gloves, catheters and other products. We also welcome their ability to open doors as we build our network of potential partners, clients, investors and associates in multiple industries.”

Additional Steven Rotman biographical information:

Mr. Rotman took the helm of the Rotman family furniture business in 1971 and led its expansion into one of the largest independent furniture retail business in the U.S. Mr. Rotman has been very active in leadership of the furniture industry holding the following positions during his career:

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Executive Board member of the National Home Furnishings Association (NHFA),

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President of the New England Chapter of the NHFA; and

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Chairman of The Board of the Furniture First Buying Association, a group of 200 U.S. retailers.

He is the recipient of the Home Furnishing Association’s Eastern Region 1989 Retailer of the Year and the NHFA North America 2011 Retailer of the Year Award, and numerous other industry awards.

Mr. Rotman is very active in community service, serving on the Board of Directors of multiple organizations and receiving numerous awards, including David G. Palmgren Outstanding Business Leader Award from the Central Mass Housing Alliance. Mr. Rotman holds a BBA from Clark University and an MS in Business from New York University. He was a Lieutenant Commander in the United States Coast Guard Reserve.

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About Vystar Corporation:

Based in Worcester, Mass., Vystar® Corporation (OTC Pink: VYST) is the exclusive creator of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, "green" and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products bringing Vytex NRL to market in adhesives, gloves, balloons, condoms, other medical devices and natural rubber latex foam mattresses, toppers, and pillows. For more information, visit www.vytex.com.

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are "Forward- Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.

Contacts:

Media: Julie Shepherd, Accentuate PR, 847 275 3643, Julie@accentuatepr.com

Investors: Steven Rotman, Vystar CEO, 508-438-4143, srotman@rotmans.com